Exhibit 99.1
Universal Reports Third Quarter 2022 Results

•Diluted GAAP loss per common share of $2.36, diluted adjusted loss per common share* of $2.27
•Direct premiums written of $500.7 million, up 15.6% from the prior year quarter
•Repurchased 203,244 shares for $2.4 million. Total capital returned to shareholders of $7.4 million, including $0.16 per share regular quarterly dividend.
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., October 27, 2022 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported third quarter 2022 results.

“Our thoughts continue to be with all impacted policyholders,” said Stephen J. Donaghy, Chief Executive Officer. “Since landfall, we’ve had boots on the ground, helping our insureds in their time of need. As we recently disclosed, our portfolio is underweight in the most impacted regions and is further cushioned by our high proportion of condo unit and renters policies, which provide interior and contents coverage. To date, claims volume from Hurricane Ian reflects approximately 50% of Irma’s volume received at this point. We maintain one of the largest claims and legal teams in the state of Florida, providing us with significant resources and capacity to efficiently close Ian-related claims. Despite our $1 billion estimated gross loss from Hurricane Ian, we have a $3 billion reinsurance tower in place for a subsequent event in the 2022 Atlantic hurricane season and our consolidated retention would be meaningfully lower, highlighting the strength and breadth of our catastrophe reinsurance program. We’ve started the planning process for the 2023 Atlantic hurricane season and are already well underway, as we have almost $400 million of pre-negotiated multi-year capacity below the Florida Hurricane Catastrophe Fund’s (FHCF) attachment point, approximately $200 million of estimated cost free coverage from the Reinsurance to Assist Policyholders (RAP) program and a projected $150 million from our catastrophe bond. Coupled with our 90% participation in the FHCF, we estimate that the vast majority of our first event 2023 catastrophe reinsurance program will be insulated from open market pricing dynamics. We value our reinsurance partner relationships and appreciate their support.”

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021		Change	2022	2021		Change
GAAP comparison
Total revenues	$312,810	$287,254		8.9%	$892,298	$829,192		7.6%
GAAP operating income (loss)	$(91,607)	$26,493		NM	$(55,117)	$92,958		NM
GAAP operating income (loss) margin	(29.3)%	9.2%		NM	(6.2)%	11.2%		NM

Net income (loss)	$(72,275)	$20,183		NM	$(47,368)	$68,532		NM
Diluted earnings (loss) per common share	$(2.36)	$0.64		NM	$(1.54)	$2.19		NM

Annualized ROCE	NM*	16.6%		NM	(18.3)%	19.4%		NM
Book value per share, end of period	$8.54	$15.86		(46.2)%	8.54	$15.86		(46.2)%

Non-GAAP comparison[1]
Core revenue	$316,668	$286,694		10.5%	$909,103	$826,859		9.9%
Adjusted operating income (loss)	$(87,749)	$25,933		NM	$(38,312)	$90,625		NM
Adjusted operating income (loss) margin	(27.7)%	9.0%		NM	(4.2)%	11.0%		NM

Adjusted net income (loss)	$(69,369)	$19,751		NM	$(34,705)	$66,736		NM
Adjusted diluted earnings (loss) per common share	$(2.27)	$0.63		NM	$(1.12)	$2.13		NM

Annualized adjusted ROCE	NM*	16.0%		NM	(11.1)%	18.8%		NM
Adjusted book value per share, end of period	$12.33	$16.09		(23.4)%	$12.33	$16.09		(23.4)%

Underwriting Summary
Premiums:
Premiums in force	$1,833,034	$1,649,546		11.1%	$1,833,034	$1,649,546		11.1%
Policies in force	872,926	967,821		(9.8)%	872,926	967,821		(9.8)%

Direct premiums written	$500,677	$432,984		15.6%	$1,429,685	$1,271,925		12.4%
Direct premiums earned	$452,450	$410,621		10.2%	$1,295,858	$1,178,801		9.9%
Ceded premiums earned	$(161,819)	$(145,967)		10.9%	$(459,102)	$(414,670)		10.7%
Ceded premium ratio	35.8%	35.5%	0.3	pts	35.4%	35.2%	0.2	pts
Net premiums earned	$290,631	$264,654		9.8%	$836,756	$764,131		9.5%

Net ratios:
Loss ratio	113.7%	70.9%	42.8	pts	85.5%	65.3%	20.2	pts
Expense ratio	25.5%	27.6%	(2.1)	pts	27.7%	31.1%	(3.4)	pts
Combined ratio	139.2%	98.5%	40.7	pts	113.2%	96.4%	16.8	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income attributable to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of the year, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of the year, which would instead be subject to a smaller subsequent event retention on a consolidated basis.

Net Income and Adjusted Net Income
Net loss was $72.3 million, down from net income of $20.2 million in the prior year quarter, and adjusted net loss was $69.4 million, down from adjusted net income of $19.8 million in the prior year quarter. The decline in adjusted net income mostly stems from $111.0 million of retained Hurricane Ian losses, partly offset by a lower net expense ratio and higher net investment income and commission revenue.

Revenues
Overall revenue was $312.8 million, up 8.9% from the prior year quarter and core revenue was $316.7 million, up 10.5% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $500.7 million, up 15.6% from the prior year quarter. The increase stems from 16.3% growth in Florida and 12.7% growth in other states. Overall growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $452.5 million, up 10.2% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 35.8%, up from 35.5% in the prior year quarter. The increase primarily reflects higher reinsurance pricing and higher reinsurance costs associated with the increase in insured values, partly offset by direct premiums earned growth associated with primary rate increases and reinsurance savings associated with leveraging our self-insured captive to a greater degree than the prior year.

Net premiums earned were $290.6 million, up 9.8% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by higher ceded premiums earned, as described above.

Net investment income was $6.1 million, up from $2.8 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields.

Commissions, policy fees and other revenue were $20.0 million, up 3.7% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commission revenue, which benefited from higher ceded premiums and the difference in our reinsurance program’s structure relative to the prior year quarter, partly offset by a decline in policy fees associated with lower policies in force.

Margins
The GAAP operating loss margin was 29.3%, down from a GAAP operating income margin of 9.2% in the prior year quarter and the adjusted operating loss margin was 27.7%, down from an adjusted operating income margin of 9.0% in the prior year quarter. The lower adjusted operating income margin primarily reflects a higher net combined ratio, partly offset by higher net investment income and commission revenues.

The net loss ratio was 113.7%, up 42.8 points compared to the prior year quarter. The increase primarily reflects $111.0 million of retained Hurricane Ian losses and a higher attritional initial accident year loss pick, partly offset by lower adverse prior year reserve development as a percentage of net premiums earned.

The net expense ratio was 25.5%, down 2.1 points from 27.6% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 139.2%, up 40.7 points compared to the prior year quarter. The increase reflects a higher net loss ratio, partly offset by a lower net expense ratio, as described above.

Capital Deployment
During the third quarter, the Company repurchased approximately 203 thousand shares at an aggregate cost of $2.4 million. The Company’s current share repurchase authorization program has $8.0 million remaining as of September 30, 2022 and runs through November 3, 2022.

On July 19, 2022, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 9, 2022, to shareholders of record as of the close of business on August 2, 2022.

Conference Call and Webcast
•Friday, October 28, 2022 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI7c74886531b54cae98488e2125328182. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2021 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	September 30,	December 31,
	2022	2021
ASSETS:
Invested Assets
Fixed maturities, at fair value	$996,783	$1,040,455
Equity securities, at fair value	82,387	47,334
Investment real estate, net	5,752	5,891
Total invested assets	1,084,922	1,093,680
Cash and cash equivalents	307,435	250,508
Restricted cash and cash equivalents	2,703	2,635
Prepaid reinsurance premiums	452,230	240,993
Reinsurance recoverable	935,810	185,589
Premiums receivable, net	79,621	64,923
Property and equipment, net	52,769	53,682
Deferred policy acquisition costs	111,861	108,822
Goodwill	2,319	2,319
Other assets	97,224	52,990
TOTAL ASSETS	$3,126,894	$2,056,141

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$1,153,627	$346,216
Unearned premiums	991,596	857,769
Advance premium	78,269	53,694
Reinsurance payable, net	458,865	188,662
Long-term debt, net	102,968	103,676
Other liabilities	80,932	76,422
Total liabilities	2,866,257	1,626,439
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	471	470
Treasury shares, at cost - 16,603 and 15,797	(236,915)	(227,115)
Additional paid-in capital	111,397	108,202
Accumulated other comprehensive income (loss), net of taxes	(115,665)	(15,568)
Retained earnings	501,349	563,713
Total stockholders' equity	260,637	429,702
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,126,894	$2,056,141

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,116 and 47,018 shares; Outstanding 30,513 and 31,221 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES
Net premiums earned	$290,631	$264,654	$836,756	$764,131
Net investment income	6,074	2,797	15,337	8,641
Net realized gains (losses) on investments	292	4,319	(375)	5,357
Net change in unrealized gains (losses) of equity securities	(4,150)	(3,759)	(16,430)	(3,024)
Commission revenue	12,592	11,418	35,157	30,404
Policy fees	5,272	5,859	15,991	17,821
Other revenue	2,099	1,966	5,862	5,862
Total revenues	312,810	287,254	892,298	829,192

EXPENSES
Losses and loss adjustment expenses	330,444	187,581	715,854	498,765
Policy acquisition costs	54,609	57,062	163,432	170,287
Other operating expenses	19,364	16,118	68,129	67,182
Total operating costs and expenses	404,417	260,761	947,415	736,234
Interest and amortization of debt issuance costs	1,630	29	4,969	84
Income (loss) before income taxes	(93,237)	26,464	(60,086)	92,874
Income tax expense (benefit)	(20,962)	6,281	(12,718)	24,342
NET INCOME (LOSS)	$(72,275)	$20,183	$(47,368)	$68,532

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Weighted average common shares outstanding - basic	30,604	31,247	30,858	31,232
Weighted average common shares outstanding - diluted	30,604	31,337	30,858	31,302
Shares outstanding, end of period	30,513	31,167	30,513	31,167
Basic earnings (loss) per common share	$(2.36)	$0.65	$(1.54)	$2.19
Diluted earnings (loss) per common share	$(2.36)	$0.64	$(1.54)	$2.19
Cash dividend declared per common share	$0.16	$0.16	$0.48	$0.48
Book value per share, end of period	$8.54	$15.86	$8.54	$15.86
Annualized return on average common equity (ROCE)	NM*	16.6%	(18.3)%	19.4%
*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of the year, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of the year, which would instead be subject to a smaller subsequent event retention on a consolidated basis.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021		2022		2021
Premiums
Direct premiums written - Florida	$412,588	$354,799		$1,200,193		$1,062,180
Direct premiums written - Other States	88,089	78,185		229,492		209,745
Direct premiums written - Total	$500,677	$432,984		$1,429,685		$1,271,925
Direct premiums earned	$452,450	$410,621		$1,295,858		$1,178,801
Net premiums earned	$290,631	$264,654		$836,756		$764,131

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	113.7%	70.9%		85.5%		65.3%
Policy acquisition cost ratio	18.8%	21.5%		19.5%		22.3%
Other operating expense ratio	6.7%	6.1%		8.2%		8.8%
Expense ratio	25.5%	27.6%		27.7%		31.1%
Combined ratio	139.2%	98.5%		113.2%		96.4%

Other Items
(Favorable)/Unfavorable prior year's reserve development	$2,715	$11,489		$7,080		$17,983
Points on the loss and loss adjustment expense ratio	0.9 pts	4.4	pts	0.8	pts	2.4	pts

	As of
	September 30,
	2022	2021
Policies in force
Florida	636,883	716,767
Other States	236,043	251,054
Total	872,926	967,821

Premiums in force
Florida	$1,529,632	$1,371,760
Other States	303,402	277,786
Total	$1,833,034	$1,649,546

Total Insured Value
Florida	$203,957,272	$204,334,645
Other States	120,648,594	114,992,734
Total	$324,605,866	$319,327,379

	Three Months Ended September 30, 2022
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$452,450		$161,819		$290,631

Loss and loss adjustment expenses:
Core losses	$216,784	47.9%	$55	—%	$216,729	74.6%
Weather events[4]	1,026,200	226.8%	915,200	565.6%	111,000	38.2%
Prior year’s reserve development	26,360	5.9%	23,645	14.6%	2,715	0.9%
Total losses and loss adjustment expenses	$1,269,344	280.6%	$938,900	580.2%	$330,444	113.7%

[4] Includes only current year weather events beyond those expected.

	Three Months Ended September 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$410,621		145,967		$264,654

Loss and loss adjustment expenses:
Core losses	$176,161	42.9%	$69	—%	$176,092	66.5%
Weather events[4]	—	—%	—	—%	—	—%
Prior year’s reserve development	87,907	21.4%	76,418	52.4%	11,489	4.4%
Total losses and loss adjustment expenses	$264,068	64.3%	$76,487	52.4%	$187,581	70.9%

[4] Includes only current year weather events beyond those expected.

	Nine Months Ended September 30, 2022
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$1,295,858		$459,102		$836,756

Loss and loss adjustment expenses:
Core losses	$593,364	45.8%	$135	—%	$593,229	70.9%
Weather events[4]	1,030,745	79.5%	915,200	199.3%	115,545	13.8%
Prior year’s reserve development	100,620	7.8%	93,540	20.4%	7,080	0.8%
Total losses and loss adjustment expenses	$1,724,729	133.1%	$1,008,875	219.7%	$715,854	85.5%

[4] Includes only current year weather events beyond those expected.

	Nine Months Ended September 30, 2021
	Direct	Loss Ratio	Ceded	Loss Ratio	Net	Loss Ratio
Premiums earned	$1,178,801		$414,670		$764,131

Loss and loss adjustment expenses:
Core losses	$480,801	40.8%	$19	—%	$480,782	62.9%
Weather events[4]	—	—%	—	—%	—	—%
Prior year’s reserve development	296,867	25.2%	278,884	67.3%	17,983	2.4%
Total losses and loss adjustment expenses	$777,668	66.0%	$278,903	67.3%	$498,765	65.3%

[4] Includes only current year weather events beyond those expected.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP revenue	$312,810	$287,254	$892,298	$829,192
less: Net realized gains (losses) on investments	292	4,319	(375)	5,357
less: Net change in unrealized gains (losses) of equity securities	(4,150)	(3,759)	(16,430)	(3,024)
Core revenue	$316,668	$286,694	$909,103	$826,859

GAAP income (loss) before income taxes to adjusted operating income (loss)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP income (loss) before income taxes	$(93,237)	$26,464	$(60,086)	$92,874
add: Interest and amortization of debt issuance costs	1,630	29	4,969	84
GAAP operating income (loss)	(91,607)	26,493	(55,117)	92,958
less: Net realized gains (losses) on investments	292	4,319	(375)	5,357
less: Net change in unrealized gains (losses) of equity securities	(4,150)	(3,759)	(16,430)	(3,024)
Adjusted operating income (loss)	$(87,749)	$25,933	$(38,312)	$90,625

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP operating income (loss) (a)	$(91,607)	$26,493	$(55,117)	$92,958
GAAP revenue (b)	312,810	287,254	892,298	829,192
GAAP operating income (loss) margin (a÷b)	(29.3)%	9.2%	(6.2)%	11.2%
Adjusted operating income (loss) (c)	(87,749)	25,933	(38,312)	90,625
Core revenue (d)	316,668	286,694	909,103	826,859
Adjusted operating income (loss) margin (c÷d)	(27.7)%	9.0%	(4.2)%	11.0%

GAAP net income (loss) (NI) to adjusted NI (loss) available to common stockholders
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
GAAP NI (loss)	$(72,275)	$20,183	$(47,368)	$68,532
less: Preferred dividends	3	3	8	8
GAAP NI (loss) available to common stockholders (e)	(72,278)	20,180	(47,376)	68,524
less: Net realized gains (losses) on investments	292	4,319	(375)	5,357
less: Net change in unrealized gains (losses) of equity securities	(4,150)	(3,759)	(16,430)	(3,024)
add: Income tax effect on above adjustments	(949)	131	(4,134)	545
Adjusted NI (loss) available to common stockholders (f)	$(69,369)	$19,751	$(34,705)	$66,736

Weighted average diluted common shares outstanding (g)	30,604	31,337	30,858	31,302
Diluted earnings (loss) per common share (e÷g)	$(2.36)	$0.64	$(1.54)	$2.19
Diluted adjusted earnings (loss) per common share (f÷g)	$(2.27)	$0.63	$(1.12)	$2.13

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	September 30,	September 30,	December 31,
	2022	2021	2021
GAAP stockholders’ equity	$260,637	$494,275	$429,702
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	260,537	494,175	429,602
less: Accumulated other comprehensive (loss), net of taxes	(115,665)	(7,398)	(15,568)
Adjusted common stockholders’ equity (i)	$376,202	$501,573	$445,170

Shares outstanding (j)	30,513	31,167	31,221
Book value per common share (h÷j)	$8.54	$15.86	$13.76
Adjusted book value per common share (i÷j)	$12.33	$16.09	$14.26

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Nine Months Ended		Year Ended
	September 30,		September 30,		December 31,
	2022	2021	2022	2021	2021
Annualized NI (loss) attributable to common stockholders (k)	$(289,112)	$80,720	$(63,168)	$91,365	$20,397
Average common stockholders’ equity (l)	313,494	487,459	345,070	471,669	439,382
ROCE (k÷l)	NM*	16.6%	(18.3)%	19.4%	4.6%
Annualized adjusted NI (loss) attributable to common stockholders (m)	$(277,476)	$79,004	$(46,273)	$88,981	$18,959

Adjusted average common stockholders’ equity[5] (n)	416,848	493,729	417,022	472,802	444,775
Adjusted ROCE (m÷n)	NM*	16.0%	(11.1)%	18.8%	4.3%

[5] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.
*Not meaningful, as it implies full first event hurricane retentions in the first two quarters of the year, which in actuality were hurricane free, and it similarly implies a full first event retention in the fourth quarter of the year, which would instead be subject to a smaller subsequent event retention on a consolidated basis.